UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2005

SG MORTGAGE SECURITIES, LLC,

on behalf of the SG Mortgage Securities Trust 2005-OPT1

(Exact name of registrant as specified in its charter)

DELAWARE	333-125307	20-2882635
(State of Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code, is (212) 278-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Filing of Computational Materials

In connection with the proposed offering of the SG Mortgage Securities, LLC, Asset-Backed Certificates (the “Certificates”), Series 2005-OPT1, SG Americas Securities, LLC (“SGAS”) and Bear, Stearns & Co. Inc. (together with SGAS, the “Underwriters”), have each prepared certain materials (the “Computational Materials”) for distribution to potential investors. Although SG Mortgage Securities, LLC (the “Company”) provided the Underwriters with certain information regarding the characteristics of the mortgage loans (the “Mortgage Loans”) in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

For purposes of this Form 8-K, “Computational Materials” shall mean tables, charts and/or text displaying or describing, with respect to the Certificates, any of the following: yield; average life; duration, expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials listed as Exhibits 99.1 through Exhibit 99.2 are hereto attached.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits

99.1	Computational Materials - SGAS

99.2	Computational Materials - SGAS

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

SG MORTGAGE SECURITIES, LLC

By:	/s/ Arnaud Denis
Name:	Arnaud Denis
Title:	President

Dated: October 18, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Computational Materials - SGAS

99.2	Computational Materials - SGAS